Exhibit 99.1

ARCH CAPITAL GROUP LTD. ANNOUNCES
$1 BILLION SHARE REPURCHASE PROGRAM

HAMILTON, BERMUDA, March 1, 2007 — Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that its Board of Directors authorized the Company to invest up to $1 billion in the Company’s common shares through a share repurchase program.  Repurchases under the program may be effected from time to time in open market or privately negotiated transactions through February 2009.  The timing and amount of the repurchase transactions under this program will depend on a variety of factors, including market conditions and corporate and regulatory considerations.

Arch Capital Group Ltd., a Bermuda-based company with approximately $3.9 billion in capital at December 31, 2006, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries (collectively, the “Company”) may include forward-looking statements which reflect the Company’s current views with respect to future events and financial performance.  Forward-looking statements involve the Company’s current assessment of risks and uncertainties, which may cause actual events and results and prospects to differ materially from those expressed or implied in these statements.  Certain information regarding such risks and uncertainties is set forth in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

Contact:	Arch Capital Group Ltd.
John D. Vollaro
(441) 278-9250